Exhibit 23.2

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Alabama National BanCorporation on Form S-4 of our report, dated January 27, 2003, appearing in the Annual Report on Form 10-K of Indian River Banking Company for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/    McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

Fort Lauderdale, Florida

December 19, 2003